                                                                      Exhibit 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement - computation of per share earnings

                Statement of Computations of Earnings per Share

                                        For the Three Months      For the Nine Months
                                           Ended Sept. 30            Ended Sept. 30
                                      ------------------------   -----------------------
                                          1997         1996          1997        1996
                                      -----------  -----------   -----------  ----------

 Net Earnings                         $ 3,454,000  $ 2,879,000   $10,363,000  $8,555,000
                                      ===========  ===========   ===========  ==========

Weighted average common
shares outstanding                     15,005,000   15,040,000    15,023,000  15,040,000
                                      ===========  ===========   ===========  ==========

Earnings per share of common stock    $       .23  $       .19   $       .69  $      .57
                                      ===========  ===========   ===========  ==========


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